EXHIBIT 99.1

[LOGO]

WHITMAN EDUCATION GROUP, INC.
4400 Biscayne Boulevard
Miami, Florida 33137

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                        , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE WHITMAN BOARD OF DIRECTORS

        The undersigned hereby appoints Steven Stenmark and [                        ], or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to represent and to vote all of the shares of common stock of Whitman Education Group, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company to be held on                        , 2003, at 10:00 a.m. local time at 4400 Biscayne Boulevard, 14th Floor, Miami, Florida 33137, and for or at any and all postponements and adjournments thereof, upon the matters as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus.

        PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        IF NO DIRECTIONS ARE GIVEN AND THIS PROXY IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

(continued and to be signed on reverse side)	SEE REVERSE SIDE

FOLD AND DETACH HERE

Whitman Education Group, Inc.

PLEASE MARK YOUR VOTE IN A SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

The Company's Board of Directors unanimously recommends that you vote FOR the listed proposal.

1.	To approve the Agreement and Plan of Merger, dated as of March 26, 2003, among the Company, Career Education Corporation ("CEC") and Marlin Acquisition Corp., a wholly-owned subsidiary of CEC ("Marlin"), under which the Company will merge with and into Marlin Acquisition Corp., with Marlin Acquisition Corp continuing as a wholly-owned subsidiary of CEC.	For ☐	Against ☐	Abstain ☐

        The undersigned acknowledges receipt from the Company prior to execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus dated                     , 2003. Please sign as name exactly appears hereon. Joint owners should each sign. When signing on behalf of an entity or where otherwise applicable, please indicate official position or representative capacity.

Date , 2003
Signature
Signature (if held jointly)
Title (if held by an entity)